AGREEMENT OF ASSIGNMENT AND TRANSFER
BEHRINGER HARVARD MULTIFAMILY REIT / MONOGRAM RESIDENTIAL TRUST, INC.

I hereby tender to CMG Legacy Income Fund, LLC, CMG Income Fund II, LLC, CMG Legacy Growth Fund, LLC, CMG Acquisition Co., LLC and CMG Partners, LLC, and/or its assigns (“CMG”), the above-referenced number of shares of common stock, or if no number or “all” is entered  by me then all of the shares I own, (“Shares”) in Monogram Residential Trust, Inc. (the “Company”) for $5.00 per Share in cash.  This cash compensation will be reduced by the amount of any dividends made to me on or after August 22, 2014, upon the other terms and subject to the conditions set forth in the Offer to Purchase, dated July 10, 2014 (the “Offer to Purchase”) and in this Agreement of Assignment and Transfer, (the “Agreement”), as each may be supplemented or amended from time to time (which together constitute the “Offer”). I acknowledge that I have received the offer to purchase.   The offer shall remain open until August 22, 2014, subject to termination by CMG pursuant to the terms of the Offer.  Payment for the Shares tendered hereby will be made by check, mailed to me at the address on the reverse promptly after CMG’s receipt written confirmation that the transfer of the Shares to CMG is effective.

Subject to, and effective upon acceptance of this Agreement, I hereby sell, assign, transfer, convey and deliver (“Transfer”) to CMG all of my right, title and interest in and to the Shares tendered, and any and all dividends or benefits issued in respect thereof on or after August 22, 2014, including, without limitation, all rights in, and claims to, any Company profits and losses, cash and non-cash dividends, voting rights and any other benefits distributable or allocable to the Shares under the Company’s governing documents. It is my understanding, and I hereby acknowledge and agree, that CMG shall be entitled to receive all dividends of cash or other property, including any securities that derive from the Shares, from the Company attributable to the Shares that are made on or after August 22, 2014, without regard to whether the cash or other property included in any such dividend was received by the Company before or after the Transfer, or whether the applicable sale, financing, refinancing or other disposition occurred before or after the Transfer.  I recognize that under certain circumstances set forth in the Offer to Purchase, CMG may not be required to accept for payment any of the Shares I tender. In such event, I understand that any Agreement not accepted for payment will be destroyed by CMG.  Except as stated in the Offer to Purchase, this tender is irrevocable.

I hereby irrevocably constitute and appoint CMG as my true and lawful agent and attorney-in-fact with respect to the Shares, with full irrevocable power of substitution to (a) vote or act in such manner as CMG shall deem proper with respect to the Shares; (b) deliver the Shares and transfer ownership of the Shares on the Company’s books maintained by the transfer agent; (c) endorse, on my behalf, any and all payments received by CMG from the Company that are made on or after August 22, 2014 which are made payable to me, in favor of CMG; (d) execute a Loss and Indemnity Agreement relating to the Shares on my behalf if I fail to include my original certificate(s), if any, (e) receive all benefits and cash dividends and otherwise exercise all rights of beneficial ownership of the Shares; (f) direct the transfer agent to immediately change the address of record of the registered owner of the Shares to that of CMG, as my attorney-in-fact; and (g) execute any form of assignment and transfer document or other document requested by the Company or the Company’s transfer agent to complete the transfer and/or the payee address amendment.  I hereby direct the Company and the transfer agent to remit to CMG any dividends made by the Company with respect to the Shares on or after August 22, 2014. To the extent that any other dividends are paid to me, I agree to promptly pay over such distributions to CMG.  I further agree to pay any costs and attorney fees incurred by CMG in connection with the enforcement of any of my obligations hereunder or my breach of any of the agreements made by me herein.  If legal title to the Shares is held in an IRA or KEOGH or similar account, I understand that this agreement must be signed by the custodian of such account.  Furthermore, I authorize and direct the custodian of such account to confirm this agreement, and I hereby indemnify the Custodian from any loss or claim resulting from their reliance on and their execution of this agreement.

I represent and warrant that I am a “United States Person,” as defined in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.  I hereby release and discharge the transfer agent or the Company, and its officers, directors, shareholders, employees and agents from all actions, causes of actions, claims or demands I have, or may have, against the Company or transfer agent that result from the their reliance on this agreement.  I hereby indemnify and hold the Company harmless from and against all claims, demands, damages, losses, obligations and responsibilities arising out of a breach of any representation or warranty set forth herein.  Upon request, I will execute and deliver any additional documents deemed by CMG to be necessary to complete this assignment, transfer and purchase of the Shares, including obtaining a Medallion Signature Guarantee of my signature(s) if I fail to do so.  I hereby certify that (a) the number shown on this form is my correct Social Security Number or Taxpayer Identification Number and (b) I am not subject to backup withholding.  I hereby also certify that I am not a nonresident alien, not a foreign corporation or partnership, foreign trust or estate.  I understand that this certification may be disclosed to the IRS by CMG, and that any false statements contained herein could be punishable by fine, imprisonment, or both.

This Agreement shall be governed by and construed in accordance with the laws of the State of Washington applicable to contracts made and wholly performed within Washington by persons domiciled in Washington, and without regard to any conflicts of law principles thereunder.  I and CMG agree that: (a) any dispute, claim, or controversy arising out of a purchase of Shares or this Agreement will be resolved by submission to trial without a jury in King County, Washington, (b) all parties hereby EXPRESSLY WAIVE ANY RIGHT TO A JURY TRIAL in connection with any such dispute, and expressly SUBMIT AND CONSENT TO THE EXCLUSIVE JURISDICTION OF THE KING COUNTY COURTS for the State of Washington and waive all defenses to jurisdiction and venue, and (c) in any such action, the prevailing party shall be entitled to recover the costs and fees including without limitation reasonable attorney fees, and all other costs incurred by such party in the collection or enforcement of any judgment or award.

Please obtain a Medallion Signature Guarantee from your bank or broker.

•	ENTER THE FOLLOWING INFORMATION IF NECESSARY:

Name: Address: Address 2: City, State, ZIP:	Behringer Harvard Multifamily REIT I/ Monogram Residential Trust, Inc. Shares Owned: Price: $5.00/Share Offer Expires: August 22, 2014
•	How many Shares are you selling? Enter “All” or a number: (assumed “All” if no number; you may also write “All or none” if you only want to sell if all your shares can be purchased)

•	Complete the applicable fields below and sign your name indicating agreement to the terms of the tender offer on the other side.

Shareholder Information	Medallion Signature Guarantee
Your Name: _____________________________
Signature: ______________________________
Social Security #: ________________________
Email Address: __________________________
Phone Number: __________________________
Date: _______________
(Obtain Medallion stamp here)
Joint Owner(s) (if applicable) Name(s): _______________________________ Signature(s): ____________________________ Social Security #: ________________________ Date: _______________
(Obtain Medallion stamp here) if more than one signature
Custodian (Required only if Shares held in IRA/KEOGH)
Name: _________________________________
Signature: ______________________________
IRA Account #: ___________________________
Phone Number: __________________________
Date: _______________

THE OFFER, WITHDRAWAL RIGHTS, AND PRORATION PERIOD WILL EXPIRE AT 11:59 P.M., PACIFIC TIME, ON AUGUST 22, 2014 (THE “EXPIRATION DATE”) UNLESS EXTENDED.

AGREED TO AND ACCEPTED:                                                                                                                                          12828 Northup Way, Suite 110
CMG Partners, LLC                                                      By:______________________________________                                                                                                        Bellevue, WA 98005
(FOR CMG USE ONLY)